UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2009
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	0415919

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 22, 2009, Carrizo Oil & Gas, Inc. (the “Company”) entered into an Eighth Amendment (the “Eighth Amendment”) to the Credit Agreement dated as of May 25, 2006 among the Company, certain subsidiaries of the Company, the lenders party thereto and Guaranty Bank, as administrative agent (the “Credit Agreement”).
The Eighth Amendment amends the Credit Agreement to, among other things, (1) adjust the maximum ratio of total net debt to Consolidated EBITDAX (as defined in the Credit Agreement) from 4.00 to 1.00 to a maximum ratio of (a) 4.25 to 1.00 for the quarter ending June 30, 2009, (b) 4.50 to 1.00 for the quarter ending September 30, 2009, (c) 4.75 to 1.00 for each quarter ending on or after December 31, 2009 and on or before September 30, 2010, (d) 4.25 to 1.00 for the quarter ending December 31, 2010, and (e) 4.00 to 1.00 for each quarter ending on or after March 31, 2011; (2) modify the calculation of total net debt for purposes of determining the ratio of total net debt to Consolidated EBITDAX to exclude the following amounts, which represent a portion of the Company’s 4.375% Senior Convertible Notes due 2028 deemed to be an equity component under FASB Staff Position Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled In Cash Upon Conversion”: $51,252,980 during 2009, $38,874,756 during 2010, $26,021,425 during 2011 and $12,674,753 during 2012 until the maturity date; (3) add a new senior leverage ratio, which requires that the Company’s ratio of senior debt (which excludes debt attributable to the Company’s 4.375% Senior Convertible Notes due 2028) to Consolidated EBITDAX not exceed 2.25 to 1.00; (4) modify the interest rate margins applicable to Eurodollar loans from a range of between 2.00% and 3.50% to a range of between 2.25% and 3.25% (depending on the then-current level of borrowing base usage); (5) modify the interest rate margins applicable to base rate loans from a range of between 0.75% and 2.25% to a range of between 1.00% and 2.00% (depending on the then-current level of borrowing base usage); and (6) establish new procedures governing the modification of swap agreements.
The foregoing description of the Eighth Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1
Eighth Amendment dated as of April 22, 2009 to Credit Agreement dated May 25, 2006 by and among Carrizo Oil & Gas, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Guaranty Bank, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer
Date: April 28, 2009

Exhibit Index

Exhibit	Description

10.1
Eighth Amendment dated as of April 22, 2009 to Credit Agreement dated May 25, 2006 by and among Carrizo Oil & Gas, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Guaranty Bank, as administrative agent.